Exhibit 99

MASCO CORPORATION REPORTS FOURTH QUARTER
AND 2024 YEAR-END RESULTS

•Fourth Quarter Highlights
•Net sales decreased 3 percent to $1,828 million
•Operating profit margin increased 280 basis points to 15.9 percent; adjusted operating profit margin increased 140 basis points to 15.9 percent
•Earnings per share was $0.85 per share; adjusted earnings per share grew 7 percent to $0.89 per share
•Repurchased 3.3 million shares for $268 million

•Full Year Highlights
•Net sales decreased 2 percent to $7,828 million
•Operating profit margin increased 50 basis points to 17.4 percent from 16.9 percent; adjusted operating profit margin increased 70 basis points to 17.5 percent from 16.8 percent
•Earnings per share decreased 6 percent to $3.76 per share; adjusted earnings per share increased 6 percent to $4.10 per share from $3.86 per share
•Returned $1.0 billion to shareholders through dividends and share repurchases

•Outlook for 2025 and Dividend Declaration
•Expect 2025 earnings per share in the range of $4.20 - $4.45 per share
•Estimates include the impact from recently enacted China tariffs
•Board declared a quarterly dividend of $0.31 per share, a 7 percent increase, payable on March 10, 2025 to shareholders of record on February 21, 2025

LIVONIA, Mich. (February 11, 2025) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its fourth quarter and full-year 2024 results.

2024 Fourth Quarter Results
•On a reported basis, compared to the fourth quarter 2023:
•Net sales decreased 3 percent to $1,828 million; in local currency and excluding divestitures, net sales increased 1 percent
◦Plumbing Products’ net sales decreased 1 percent; in local currency net sales decreased 1 percent
◦Decorative Architectural Products’ net sales decreased 6 percent; in local currency and excluding divestitures, net sales increased 5 percent
◦In local currency, North American sales decreased 4 percent and International sales increased 2 percent
•Gross margin was flat at 34.7 percent
•Operating profit increased 17 percent to $290 million from $247 million
•Operating margin increased 280 basis points to 15.9 percent from 13.1 percent
•Net income was flat at $0.85 per share
•Compared to fourth quarter 2023, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 24.5 percent, were as follows:
•Gross margin decreased 30 basis points to 34.8 percent from 35.1 percent
•Operating profit increased 7 percent to $291 million from $272 million
•Operating margin increased 140 basis points to 15.9 percent from 14.5 percent
•Net income increased 7 percent to $0.89 per share, compared to $0.83 per share
•Liquidity at the end of the fourth quarter was $1,634 million (including availability under our revolving credit facility)

2024 Full Year Results
•On a reported basis, compared to full year 2023:
•Net sales decreased 2 percent to $7,828 million; in local currency and excluding acquisitions and divestitures, net sales decreased 1 percent
•In local currency, North American sales decreased 2 percent and international sales were flat
•Gross margin increased 60 basis points to 36.2 percent from 35.6 percent
•Operating profit increased 1 percent to $1,363 million from $1,348 million
•Operating margin increased 50 basis points to 17.4 percent from 16.9 percent
•Net income decreased to $3.76 per share, compared to $4.02 per share

•Compared to full year 2023, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 24.5 percent, were as follows:
•Gross margin increased 110 basis points to 36.3 percent from 35.2 percent
•Operating profit increased 3 percent to $1,372 million from $1,336 million
•Operating margin increased 70 basis points to 17.5 percent from 16.8 percent
•Net income increased 6 percent to $4.10 per share, compared to $3.86 per share

“We delivered another quarter of strong operating results,” said Keith Allman, Masco’s President and Chief Executive Officer. “Our fourth quarter adjusted operating profit margin expanded 140 basis points, marking the seventh consecutive quarter of year-over-year margin expansion, and our adjusted earnings per share grew by 7 percent. Additionally, we executed on our capital allocation strategy by returning $331 million to shareholders in the quarter through dividends and share repurchases.”
“For the full year 2024, we expanded adjusted operating margin by 70 basis points to 17.5 percent through our focus on cost savings initiatives and operational efficiencies,” continued Allman. “With this strong execution, we delivered adjusted earnings per share growth of 6 percent despite a challenging demand environment. Our strong cash flow also enabled us to return $1.0 billion to shareholders through dividends and share repurchases.”
“In 2025, we believe demand across the global repair and remodel markets will be flat to down low single digits. We expect our sales to be approximately flat to up low-single digits when adjusted for divestitures and currency, as we expect to continue to outperform the market in 2025,” said Allman. “Based on the market outlook, our expected operating performance, and our capital deployment actions, we anticipate full year adjusted earnings per share to be in the range of $4.20 to $4.45 per share. With our industry leading repair and remodel-oriented product portfolio, strong balance sheet, and disciplined capital allocation, we believe Masco is well positioned to continue to deliver long-term shareholder value.”

Dividend Declaration
Masco’s Board of Directors declared a quarterly dividend of $0.31 per share, payable on March 10, 2025 to shareholders of record on February 21, 2025.
About Masco
Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and hansgrohe® faucets, bath and shower fixtures; Liberty® branded decorative and functional hardware; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.
The 2024 fourth quarter and full year supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.
Conference Call Details
A conference call regarding items contained in this release is scheduled for Tuesday, February 11, 2025 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing 800-549-8228 or 289-819-1520. Please use the conference identification number 48079.

The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.
A replay of the call will be available on Masco’s website or by phone by dialing 888-660-6264 or 289-819-1325. Please use the playback passcode 48079#. The telephone replay will be available approximately two hours after the end of the call and continue through March 11, 2025.
Safe Harbor Statement
This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.
Our future performance may be affected by the levels of residential repair and remodel activity, and to a lesser extent, new home construction, our ability to maintain our strong brands, to develop innovative products and respond to changing consumer purchasing practices and preferences, our ability to maintain our public image and reputation, our ability to maintain our competitive position in our industries, our reliance on key customers, the cost and availability of materials, our dependence on suppliers and service providers, extreme weather events and changes in climate, risks associated with our international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have acquired and may in the future acquire, our ability to attract, develop and retain a talented and diverse workforce, risks associated with cybersecurity vulnerabilities, threats and attacks and risks associated with our reliance on information systems and technology. These and other factors are discussed in detail in Item 1A. "Risk Factors" in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.
Investor Contact
Robin Zondervan
Vice President, Investor Relations and FP&A
313.792.5500
robin_zondervan@mascohq.com
# # #

MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three Months and Years Ended December 31, 2024 and 2023
(in millions, except per common share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net sales	$1,828	$1,882	$7,828	$7,967
Cost of sales	1,192	1,228	4,997	5,131
Gross profit	635	653	2,831	2,836

Selling, general and administrative expenses	346	391	1,468	1,473
Impairment charge for other intangible assets	—	15	—	15
Operating profit	290	247	1,363	1,348

Other income (expense), net:
Interest expense	(24)	(25)	(99)	(106)
Other, net	(8)	10	(103)	(4)
	(32)	(15)	(202)	(110)
Income before income taxes	258	233	1,161	1,238

Income tax expense	65	32	287	278
Net income	193	200	874	960

Less: Net income attributable to noncontrolling interest	11	9	52	52
Net income attributable to Masco Corporation	$182	$191	$822	$908

Income per common share attributable to Masco Corporation (diluted):
Net income	$0.85	$0.85	$3.76	$4.02

Average diluted common shares outstanding	215	224	219	226

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Years Ended December 31, 2024 and 2023
(dollars in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$1,828	$1,882	$7,828	$7,967

Gross profit, as reported	$635	$653	$2,831	$2,836
Rationalization charges	1	7	7	9
Insurance settlement (1)	—	—	—	(40)
Gross profit, as adjusted	$636	$660	$2,838	$2,805

Gross margin, as reported	34.7%	34.7%	36.2%	35.6%
Gross margin, as adjusted	34.8%	35.1%	36.3%	35.2%

Selling, general and administrative expenses, as reported	$346	$391	$1,468	$1,473
Rationalization charges	—	3	2	4
Selling, general and administrative expenses, as adjusted	$345	$388	$1,466	$1,469

Selling, general and administrative expenses as a percent of net sales, as reported	18.9%	20.8%	18.8%	18.5%
Selling, general and administrative expenses as a percent of net sales, as adjusted	18.9%	20.6%	18.7%	18.4%

Operating profit, as reported	$290	$247	$1,363	$1,348
Rationalization charges	1	10	9	13
Impairment charge for other intangible assets	—	15	—	15
Insurance settlement (1)	—	—	—	(40)
Operating profit, as adjusted	$291	$272	$1,372	$1,336

Operating margin, as reported	15.9%	13.1%	17.4%	16.9%
Operating margin, as adjusted	15.9%	14.5%	17.5%	16.8%

(1) Represents income for the year ended December 31, 2023 from the receipt of an insurance settlement payment.

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Years Ended December 31, 2024 and 2023
(in millions, except per common share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Income Per Common Share Reconciliations

Income before income taxes, as reported	$258	$233	$1,161	$1,238
Rationalization charges	1	10	9	13
Impairment charge for other intangible assets	—	15	—	15
Loss on sale of business (1)	8	—	88	—
Realized (gains) from private equity funds	—	—	(1)	(1)
Loss from equity investments, net	—	—	—	1
Insurance settlement (2)	—	—	—	(40)
Income before income taxes, as adjusted	267	257	1,257	1,226
Tax at 24.5% rate	(65)	(63)	(308)	(300)
Less: Net income attributable to noncontrolling interest	11	9	52	52
Net income, as adjusted	$191	$185	$897	$873

Net income per common share, as adjusted	$0.89	$0.83	$4.10	$3.86

Average diluted common shares outstanding	215	224	219	226
(1) Represents the loss for the three months and year ended December 31, 2024 from the sale of our Kichler Lighting business.
(2) Represents income for the year ended December 31, 2023 from the receipt of an insurance settlement payment.

Outlook for the Year Ended December 31, 2025

	Year Ended December 31, 2025
	Low End	High End
Income Per Common Share Reconciliation

Net income per common share	$4.20	$4.45
Rationalization charges	—	—
Net income per common share, as adjusted	$4.20	$4.45

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
December 31, 2024 and 2023
(dollars in millions)

	December 31, 2024	December 31, 2023
Balance Sheet
Assets
Current assets:
Cash and cash investments	$634	$634
Receivables	1,035	1,090
Inventories	938	1,022
Prepaid expenses and other	123	110
Total current assets	2,730	2,856

Property and equipment, net	1,116	1,121
Goodwill	597	604
Other intangible assets, net	220	377
Operating lease right-of-use assets	231	268
Other assets	123	139
Total assets	$5,016	$5,363

Liabilities
Current liabilities:
Accounts payable	$789	$840
Notes payable	3	3
Accrued liabilities	767	852
Total current liabilities	1,560	1,695

Long-term debt	2,945	2,945
Noncurrent operating lease liabilities	223	258
Other liabilities	342	349
Total liabilities	5,069	5,247

Redeemable noncontrolling interest	—	18

Equity	(53)	98
Total liabilities and equity	$5,016	$5,363

	As of December 31,
	2024	2023
Other Financial Data
Working capital days
Receivable days	51	52
Inventory days	72	77
Payable days	70	70
Working capital	$1,184	$1,272
Working capital as a % of sales (LTM)	15.1%	16.0%

Historical information is available on our website.
Amounts may not add due to rounding.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Years Ended December 31, 2024 and 2023

(dollars in millions)

	Year Ended December 31,
	2024	2023
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$1,205	$1,172
Working capital changes	(130)	241
Net cash from operating activities	1,075	1,413

Cash Flows From (For) Financing Activities:
Purchase of Company common stock	(751)	(353)
Excise tax paid on the purchase of Company common stock	(3)	—
Cash dividends paid	(254)	(257)
Purchase of redeemable noncontrolling interest	(15)	—
Dividends paid to noncontrolling interest	(37)	(49)
Proceeds from short-term borrowings	—	77
Payment of short-term borrowings	—	(77)
Payment of term loan	—	(200)
Proceeds from the exercise of stock options	79	38
Employee withholding taxes paid on stock-based compensation	(35)	(29)
Payment of debt	(3)	(5)
Net cash for financing activities	(1,017)	(854)

Cash Flows From (For) Investing Activities:
Capital expenditures	(168)	(243)
Acquisition of business, net of cash acquired	(4)	(136)
Proceeds from disposition of business, net of cash disposed	126	—
Other, net	(4)	(4)
Net cash for investing activities	(50)	(383)

Effect of exchange rate changes on cash and cash investments	(9)	6

Cash and Cash Investments:
(Decrease) increase for the year	(1)	182
At January 1	634	452
At December 31	$634	$634

	As of December 31,
	2024	2023
Liquidity
Cash and cash investments	$634	$634
Revolver availability	1,000	1,000
Total Liquidity	$1,634	$1,634

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Years Ended December 31, 2024 and 2023
(dollars in millions)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	Change	2024	2023	Change
Plumbing Products
Net sales	$1,189	$1,204	(1)%	$4,853	$4,842	—%
Operating profit, as reported	$198	$189		$911	$861
Operating margin, as reported	16.7%	15.7%		18.8%	17.8%
Rationalization charges	1	9		9	8
Accelerated depreciation related to rationalization activity	—	1		—	1
Operating profit, as adjusted	200	198		920	870
Operating margin, as adjusted	16.8%	16.4%		19.0%	18.0%
Depreciation and amortization	28	30		107	106
EBITDA, as adjusted	$228	$228		$1,027	$976

Decorative Architectural Products
Net sales	$639	$677	(6)%	$2,975	$3,125	(5)%
Operating profit, as reported	$113	$85		$549	$578
Operating margin, as reported	17.7%	12.6%		18.5%	18.5%
Rationalization charges	—	—		1	4
Impairment charge for other intangible assets	—	15		—	15
Insurance settlement	—	—		—	(40)
Operating profit, as adjusted	113	100		550	557
Operating margin, as adjusted	17.7%	14.8%		18.5%	17.8%
Depreciation and amortization	7	10		35	35
EBITDA, as adjusted	$120	$110		$585	$592

Total
Net sales	$1,828	$1,882	(3)%	$7,828	$7,967	(2)%
Operating profit, as reported - segment	$311	$274		$1,460	$1,439
General corporate expense, net	(21)	(26)		(97)	(91)
Operating profit, as reported	290	247		1,363	1,348
Operating margin, as reported	15.9%	13.1%		17.4%	16.9%
Rationalization charges - segment	1	9		9	12
Accelerated depreciation related to rationalization activity - segment	—	1		—	1
Impairment charge for other intangible assets	—	15		—	15
Insurance settlement	—	—		—	(40)
Operating profit, as adjusted	291	272		1,372	1,336
Operating margin, as adjusted	15.9%	14.5%		17.5%	16.8%
Depreciation and amortization - segment	35	40		143	141
Depreciation and amortization - other	2	2		7	7
EBITDA, as adjusted	$328	$314		$1,522	$1,485

Historical information is available on our website.
Amounts may not add due to rounding.